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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders
Aware, Inc.
Bedford, Massachusetts


     We consent to the use in this Amendment No. 1 to Registration Statement No. 333-6807 of Aware, Inc. on Form S-1 of our report dated April 26, 1996 (June 6, 1996 as to Note 9) appearing in the Prospectus, which is part of this Registration Statement.


     We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
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Boston, Massachusetts

July 29, 1996